Exhibit 99.1

Taida Company, LLC

December 31, 2013 and 2012

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Taida Company, LLC

We have audited the accompanying balance sheets of Taida Company, LLC (“Taida” or the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, members’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had members’ deficit at December 31, 2013, a net loss and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

August 20, 2014

F-2

Taida Company, LLC

Balance Sheets

	December 31, 2013	December 31, 2012

Assets:
Current assets
Cash	$41,055	$–
Prepaid expenses and other current assets	12,542	–
Total current assets	53,597	–

Total Assets	$53,597	$–

Liabilities and Members' Deficit

Liabilities:
Current liabilities
Accounts payable and accrued expenses	$336,349	$–
Accrued interest - convertible notes	23,500	–
Failed acquisition liability	972,500	–
Convertible notes payable - ComHear	550,000	–
Total current liabilities	1,882,349	–

Convertible notes payable - non-current	650,000	–
Total long-term liabilities	650,000	–

Total Liabilities	2,532,349	–

Commitments and Contingencies

Total Members' Deficit	(2,478,752)	–

Total Liabilities and Members' Deficit	$53,597	$–

See accompanying notes to the financial statements.

F-3

Taida Company, LLC

Statements of Operations

	For the Year Ended
	December 31, 2013	December 31, 2012
Service revenue	$5,016	$–

Operating expenses
Professional fees	288,323	11,496
Research and development	659,889	48,034
Selling, general and administrative expenses	526,786	77,961
Total operating expenses	1,474,998	137,491

Loss from operations	(1,469,982)	(137,491)

Other income (expenses)
Interest expense	(23,500)	–
Settlement expense	(1,022,500)	–
Other income (expense), net	(1,046,000)	–

Loss before income tax provision	(2,515,982)	(137,491)

Net loss	$(2,515,982)	$(137,491)

Pro Forma Financial Information:

Loss before income tax provision	(2,515,982)	(137,491)

Income tax provision	–	–

Net loss	$(2,515,982)	$(137,491)

Net loss per common share - basic and diluted	$(0.19)	$(0.02)

Weighted average common shares outstanding - basic and diluted	13,036,691	7,578,651

See accompanying notes to the financial statements.

F-4

Taida Company, LLC

Statement of Changes in Members' Deficit

For the Year Ended December 31, 2013 and 2012

	Members'
	Capital	Accumulated	Members'
	Contribution	Deficit	Deficit

Balance December 31, 2011	$–	$–	$–

Member contributions	137,491		137,491

Net loss		(137,491)	(137,491)

Balance, December 31, 2012	137,491	(137,491)	–

Member units issued for services	37,230		37,230

Net loss		(2,515,982)	(2,515,982)

Balance, December 31, 2013	$174,721	$(2,653,473)	$(2,478,752)

See accompanying notes to the financial statements.

F-5

Taida Company, LLC

Statements of Cash Flows

	For the Year Ended
	December 31, 2013	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,515,982)	$(137,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Member units issued for services	37,230	–
Failed acquisition liability	972,500	–
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(12,542)	–
Accounts payable and accrued expenses	336,349	–
Accrued interest payable - convertible notes	23,500	–
Net Cash Used in Operating Activities	(1,158,945)	(137,491)

CASH FLOWS FROM FINANCING ACTIVITIES:
Member contributions	–	137,491
Proceeds from issuance of convertible notes - ComHear	550,000	–
Proceeds from issuance of convertible notes	650,000	–
Net Cash Provided by Financing Activities	1,200,000	137,491

Net Change in Cash	41,055	–

Cash - Beginning of Year	–	–

Cash - End of Year	$41,055	$–

SUPPLEMENTARY CASH FLOW INFORMATION:
Income tax paid	$–	$–
Interest paid	$–	$–

See accompanying notes to the financial statements.

F-6

Taida Company, LLC

December 31, 2013 and 2012

Notes to the Financial Statements

Note 1 – Organization and Operations

Taida Company, LLC

Taida Company, LLC, (“Taida” or the “Company”) was organized as a Limited Liability Company on January 27, 2010 under the laws of the State of Delaware. The Company produces eco-friendly memory bio-foam eartips for in-ear headsets called EarPuffs®, an over-the-ear bio-foam headset earpad called EarTOP™, and audio enhancement and immersion software called KAP™ (Kinetic Audio Processing).

Note 2 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and still qualifies as a development stage company. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

The Company is considered a development stage company. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) and assumption(s) affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-7

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and other current assets, accounts payable, accrued expenses and failed acquisition liability, approximate their fair values because of the short maturity of these instruments.

We have determined that it is not practical to estimate the fair value of our convertible notes payable because of their unique nature and the costs that would be incurred to obtain an independent valuation. We do not have comparable outstanding debt on which to base an estimated current borrowing rate or other discount rate for purposes of estimating the fair value of the convertible notes payable and we have not been able to develop a valuation model that can be applied consistently in a cost efficient manner. These factors all contribute to the impracticability of estimating the fair value of the convertible notes payable. At December 31, 2013 and 2012, the carrying value of the convertible notes payable and accrued interest was $1,223,500 and $0.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

F-8

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Service revenue

Service revenue is derived from non-recurring product development revenue and professional services consulting revenue related to the design, manufacturing, and optimization of the Taida’s audio technologies. Revenue associated with product development is recognized ratably over the contract period, which typically ranges from one month to a year. Consulting revenues are recognized ratably over the service periods.

The Company is in the infancy stage of its revenue generating cycle and has only generated $5,016 in revenue since inception.

F-9

Research and Development

Research and development is expensed as incurred. Research and development expenses for the years ended December 31, 2013 and 2012 were $659,889 and $48,034, respectively.

Income Tax Provision

The Company elected to be taxed as a pass-through limited liability company under the Internal Revenue Code and is not subject to federal and state income taxes; accordingly, no provision has been made.

Pro Forma Income Tax Information

The operating results of the Company were included in the tax returns of the members of the Company for income tax purposes. The unaudited pro forma income tax rate, income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets included in the accompanying statements of operations and the income tax provision note reflect the provision for income tax which would have been recorded as if Taida had been incorporated as a C Corporation upon formation.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as a voluntary SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

F-10

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a members’ deficit at December 31, 2013, a net loss and net cash used in operating activities for the reporting period then ended. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is attempting to produce sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to produce sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Convertible Notes Payable

(A)	ComHear

During 2013, the Company entered into two convertible note purchase agreements with ComHear, Inc. (“ComHear”) (formerly Playbutton Corporation), pursuant to which ComHear loaned the Company a total of $550,000. The loans bore interest at the rate of five percent per annum and all interest and principal is due and payable in April 2014.

Accrued interest on the notes was $4,281 at December 31, 2013.

Upon the consummation of the reverse merger with ComHear, on January 17, 2014, the notes payable became an inter-company payable which is eliminated upon consolidation.

(B)	Non-Current

From February 6, 2013 through September 11, 2013, the Company sold nine (9) unsecured, subordinated convertible notes in the aggregate principal amount of $650,000 (the "Notes"). The Notes bore interest at the rate of five percent per annum and all interest and principal was due and payable two years from the date of issuance. In addition, upon an Acquisition (as defined in the Notes), the holders of the Notes were entitled to receive, upon the closing of such Acquisition and in lieu of repayment of the outstanding principal and accrued interest under the Notes, an amount equal to the original principal amount of the Note plus an amount equal to 20% of the original principal amount of the Note. The Notes also had a conversion feature as discussed below.

F-11

Conversion Feature – Convertible Notes

Upon the closing (or first in a series of closings) of the first equity financing after the date of issuance which the Company sells shares of its equity securities (the “Qualified Equity Securities”) in a transaction or series of related transactions for an aggregate consideration of at least $1,000,000 (including the aggregate principal and accrued interest due on all outstanding Notes) or such lesser amount as is approved by the Company and the Majority Holders (the “Next Financing”), the principal and accrued interest due on this Note shall automatically and without any action on the part of Holder be converted into a number of fully paid and non-assessable shares of Qualified Equity Securities equal to the number of shares determined by dividing all of the unpaid principal and interest due on this Note as of the date of such closing by the lesser of (i) the per share purchase price of the Qualified Equity Securities in the Next Financing (the “Next Financing Price”), rounded down to the nearest whole share, or (ii) that price per share that represents a pre-money valuation (on a fully diluted basis including any outstanding options or other outstanding rights to equity securities) of the Company of $10 million. The Conversion Shares issued to the Holders in the Next Financing shall be entitled to receive a liquidation preference upon any such liquidation equal to the per share liquidation price before any holders of securities junior to the Conversion Shares would be entitled to their respective liquidation payments.

On January 17, 2014, four (4) Note-holders converted principal of $200,000 and accrued interest in the amount of $29,998 into 186,990 shares of common stock as part of a private placement of ComHear’s common shares at an offering price of $1.23 per share. The remaining note-holders were repaid with the principal of $450,000 and accrued interest in the amount of $100,000.

Note 5 – Related Party Transactions

Consulting Agreement

During 2013 the Company was provided consulting services on a month to month basis by our current Chief Financial Officer and Executive Vice President, Corporate Development. Compensation provided for services during the year ended December 31, 2013 was $89,625.

Office Lease

The Company leased office space on a month-by-month basis located at the personal residence of our president and chief executive officer. Monthly rental payments were $825.

Rent expense was $9,900 and $0 under the lease for the years ended December 31, 2013 and 2012, respectively

Note 6 – Commitments and Contingencies

Settlement

On December 9, 2013, Soundli, Inc., Soundli, LLC and Alex Hern (together, the “Soundli Parties”) entered into a settlement agreement with Taida, Randy Granovetter and Mike Silva (together, the Taida Parties) and Playbutton, pursuant to which Playbutton would issue 750,000 shares of its common stock to the Soundli Parties and Taida would pay an aggregate of $100,000 in cash (of which $50,000 was contingent on the closing of the Taida Transaction) to the Soundli Parties in exchange for a mutual release of any and all claims existing as of the date of the settlement agreement.

The Company issued 750,000 shares of its common stock on February 10, 2014 and has compensated the Soundli Parties in full in each case in accordance with the terms of the settlement agreement.

F-12

Office Lease - Seattle

The Company leases office space located in Seattle, Washington on a month-by-month basis. Current monthly rental payments are $535.

Rent expense was $5,900 and $0 under the lease for the years ended December 31, 2013 and 2012, respectively

Note 7 – Members’ Equity (Deficit)

2012

The Company’s controlling member funded the Company operating activities during 2012. Total contributions amounted to $137,491.

2013

The Company issued member units for services rendered, at a fair value of $37,230.

Operating Distributions

(a)     Discretionary distributions

Except as otherwise provided in the Company Operating Agreement the Company may distribute cash or property to the members in respect of their Interests, if at all, only to the extent there is net cash flow, at such times and in such amounts as the Board may determine in its sole and absolute discretion. Any distributions of net cash flow prior to the dissolution of the Company shall be made to the holders of Units on a pro rata, pari passu basis in accordance with each member’s allocation percentage (disregarding any vesting, reverse vesting or forfeiture provisions with respect to the then outstanding Units).

(b)     Mandatory tax distributions

Notwithstanding the foregoing, the Company shall distribute to each Member, not later than ninety (90) days after the close of each Fiscal Year, an amount of cash equal to the product of the Tax Percentage for such Fiscal Year and such Member’s allocated share of the Company’s net taxable income and gain for such Fiscal Year as shown on the Company’s federal income tax return. If the Company is not required to file a federal income tax return for a Fiscal Year or the Company’s federal income tax return for such Fiscal Year has not been completed by the Close of Business on the 85th day after the close of such Fiscal Year, the amounts to be shown on such return for purposes of this Section 5.1(b)(i) shall be determined in good faith by the Board.

(c)     Limitation on distributions

No distribution shall be made to a member pursuant to the foregoing if and to the extent that such distribution would: (i) create a negative balance in the updated capital account of such member or increase the amount by which such updated capital account balance is negative; (ii) cause the Company to be insolvent; or (iii) render the member liable for a return of such distribution under applicable law.

Note 8 – Income Tax Provision

Pro Forma Income Tax Information (Unaudited)

The operating results of the Company were included in the tax returns of the members of the Company for income tax purposes. The pro forma income tax rate, income tax provision, if any, and deferred tax assets included in the accompanying financial statements and the income tax note reflect the provision for income tax which would have been recorded if the Company had been incorporated as a C Corporation upon formation.

Deferred Tax Assets

If the Company had been incorporated as a C Corporation upon formation the Company would have had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $2,653,473 that may be offset against future taxable income through 2033.  No tax benefit would have been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $902,181 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by the full valuation allowance.

Deferred tax assets would consist primarily of the tax effect of NOL carry-forwards.  The Company would have provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance would have increased approximately $855,434 and $46,747 for the year ended December 31, 2013 and 2012, respectively.

F-13

Components of deferred tax assets would have been as follows:

	December 31, 2013	December 31, 2012
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$902,181	46,747

Less: Valuation allowance	(902,181)	(46,747)

Deferred tax assets, net of valuation allowance	$–	$–

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes would have been as follows:

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Note 9 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the condensed consolidated financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follow:

Acquisition of the Company by Comhear Treated as a Reverse Acquisition

On December 5, 2013, the Company and the members of the Company entered into and on January 17, 2014 consummated a unit exchange agreement (“Unit Exchange”) with ComHear. The members of the Company received 7,578,651 shares of the ComHear’s common stock in exchange for all of the outstanding membership interest of Taida.

As a result of the controlling financial interests of the former members of Taida, for financial statement reporting purposes, the merger between ComHear and Taida has been treated as a reverse acquisition with Taida deemed the accounting acquirer and the ComHear deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of Taida (the accounting acquirer) are carried forward to ComHear (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of ComHear and the assets and liabilities of Taida which are recorded at their historical cost. The equity of ComHear is the historical equity of Taida retroactively restated to reflect the number of shares issued by ComHear in the transaction.

F-14